Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts—
Strategic 10 Portfolio, 2002 Series D:

We consent to the use of our report dated December 18, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
December 18, 2002